                                                                   EXHIBIT 10.19



                             STOCKHOLDERS' AGREEMENT

                  This Stockholders' Agreement (this "Agreement") is made as of the 18th day of November, 1998 by and among Capricorn Investors, L.P., a Delaware limited partnership ("Cap I"), Capricorn Investors II, L.P., a Delaware limited partnership ("Cap II"), NATCO Group Inc., a Delaware corporation ("Natco") and each of the Designated Stockholders (as hereinafter defined).

                                R E C I T A L S:

         Natco is the owner of all the outstanding capital stock of National Tank Company, a Delaware corporation ("National Tank"), and Natco, through National Tank, is engaged in the business of designing, fabricating and servicing oil and gas process equipment and systems.

         On November 18, 1998, the Certificate of Incorporation of Natco was amended to authorize two classes of common stock, par value $0.01 per share ("Common Stock"), to wit: 45,000,000 shares of Class A Common Stock ("Class A Common Stock") and 5,000,000 shares of Class B Common Stock ("Class B Common Stock"), and to convert each of the then outstanding shares of common stock of Natco into one share of Class A Common Stock (the "Charter Amendment").

         As a result of the Charter Amendment, Cap I and Cap II, as the owners of record and beneficially of all then outstanding Common Stock, acquired and now own 5,563,667 shares and 2,582,259 shares of Class A Common Stock, respectively.

         Natco, National Tank, The Cynara Company, a Delaware corporation ("Cynara"), and Natco Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Natco ("Newco") are parties to an Amended and Restated Agreement and Plan of Merger dated November 17, 1998 but effective as of March 26, 1998 (the "Merger Agreement") that, among other things, provides that Cynara will merge, upon the terms and subject to the conditions of the Merger Agreement and in accordance with the General Corporation Law of Delaware, with and into National Tank and National Tank will be the Surviving Corporation (the "Merger").

         On November 18, 1998, Natco and Cap II consummated the transaction contemplated by that certain Investment Agreement dated November 17, 1998, pursuant to which Natco issued and sold, and Cap II purchased, a non-negotiable promissory note in the principal amount of $5,300,000 for a like amount of cash, such note being automatically convertible into 504,762 shares of Class A Common Stock of Natco upon expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         It is a condition to the obligations of Cynara under the Merger Agreement that Cap I and Cap II and each of the Designated Stockholders shall have entered into a Stockholders' Agreement substantially similar in form and substance to this Agreement.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.

                  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

                  "Agreement", "hereof", "hereunder", and words of similar import shall refer to this Stockholders' Agreement, as it may be amended from time to time.

                  "Associate" shall have the meaning ascribed thereto in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended.

                  "Cap I" shall mean Capricorn Investors, L.P., a Delaware limited partnership.

                  "Cap II" shall mean Capricorn Investors II, L.P., a Delaware limited partnership.

                  "Capricorn Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated as of November 18, 1998 among Natco, Cap I and Cap II.

                  "Charter Amendment" shall have the meaning ascribed to such term in the second recital to this Agreement.

                  "Class A Common Stock" shall have the meaning ascribed to such term in the second recital to this Agreement.

                  "Class B Common Stock" shall have the meaning ascribed to such term in the second recital to this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Common Stock" shall have the meaning ascribed to such term in the second recital to this Agreement.

                  "Cynara" shall mean The Cynara Company, a Delaware corporation.

                  "Designated Stockholder" shall mean each of the holders of record and beneficially of common stock of Cynara immediately prior to the effective date of the Merger (assuming the exercise of all outstanding Cynara warrants).

                  "Drag-Along Notice" shall have the meaning ascribed to such term in Section 2(f)(i) herein.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Merger" shall have the meaning ascribed to such term in the fourth recital to this Agreement.

                  "Merger Agreement" shall have the meaning ascribed to such term in the fourth recital to this Agreement.

                  "Natco" shall mean NATCO Group Inc., a Delaware corporation.

                  "National Tank" shall mean National Tank Company, a Delaware corporation and a wholly owned subsidiary of Natco.

                  "Overallotment Shares" shall have the meaning ascribed to such term in Section 2(e)(ii) herein.

                  "Person" means and includes natural persons, corporations, limited partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "Principal Stockholder" shall mean either Cap I or Cap II so long as it owns of record and beneficially 1% or more of the outstanding Common Stock.

                  "Public Sale" shall mean a Sale of Common Stock pursuant to an effective registration statement under the Securities Act.

                  "Purchase Offer" shall have the meaning ascribed to such term in Section 2(f) herein.

                  "Purchaser" shall have the meaning ascribed to such term in
Section 2(f) herein.

                  "Remaining Stockholders" shall have the meaning ascribed to such term in Section 2(f)(i) herein.

                  "Sale" shall mean any offer, offer to sell, offer for sale, sale, assignment, contract of sale, disposition of an interest in or transfer, grant of a participation in, pledge or other disposal of any Common Stock (or any solicitation of any offers to buy or otherwise acquire, or take a pledge of, any Common Stock).

                  "Sale Notice" shall have the meaning ascribed to such term in
Section 2(e)(i) herein.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Selling Principal Stockholder" shall have the meaning ascribed to such term in Section 2(f) herein.

                  "Stockholder" shall mean, for so long as such Person owns of record any shares of Common Stock, Cap I, Cap II, each Designated Stockholder and any assignee thereof (or any other Person who shall acquire and hold of record shares of Common Stock) who shall have agreed to be bound by the terms of this Agreement.

         2.       Restrictions on Certain Sales.

                  (a) General Restrictions. The provisions of this Agreement, including this Section 2, apply to all the holdings of Common Stock of each Stockholder, whether held on the date of this Agreement or hereafter acquired, including without limitation the shares of Class A Common Stock to be acquired by Cap II upon conversion of the promissory note issued by Natco pursuant to the Investment Agreement. Each Stockholder agrees that it will not, directly or indirectly, effect a Sale of any Common Stock, except in compliance with the Securities Act and this Agreement. No Stockholder shall effect a Sale other than a Sale to Natco or another Stockholder, or a Public Sale, unless the Stockholder first obtains a written opinion of counsel (which opinion and counsel, who may be counsel for Natco, shall be reasonably satisfactory to Natco), to the effect that the proposed Sale is exempt from registration under the Securities Act and all applicable state securities laws.

                  (b) Legend. Each certificate evidencing outstanding Common Stock issued to any Stockholder shall bear a legend in substantially the following form:

                  THE OFFERING, SALE AND DELIVERY OF THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THUS NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION IS REGISTERED UNDER THAT ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS PROVIDED TO THE COMPANY PRIOR TO THE PROPOSED TRANSACTION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 18, 1998, AS THE SAME MAY BE AMENDED (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY), AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS SUCH TRANSFER, SALE OR HYPOTHECATION COMPLIES WITH THE TERMS OF SUCH AGREEMENT.

                  (c) Distributions of Common Stock. Each of Cap I and Cap II may distribute, whether in liquidation or otherwise, all or part of the Common Stock owned by it to any of its general or limited partners if each such general or limited partner agrees in writing in connection with such distribution to be bound by all of the provisions of this Agreement applicable by their terms to a Stockholder (other than a Principal Stockholder).

                  (d) Specific Restrictions. Each Stockholder further agrees that it will not effect any Sale, other than a Sale to Natco or another Stockholder, a Public Sale or a Sale to a Purchaser pursuant to Section 2(f) herein, unless the Person to whom such Sale is made shall have agreed in writing to be bound by all of the provisions of this Agreement applicable by their terms to a Stockholder (other than a Principal Stockholder). Any such transferee shall have all the rights and benefits, and be subject to all the obligations, of this Agreement applicable by its terms to a Stockholder. Any purported Sale that would contravene the provisions of this Section 2(d) shall be null and void.

                  (e) Right of First Refusal. Each Stockholder, other than either Principal Stockholder, agrees not to effect a Sale, other than a Sale permitted by clause (iv) of this subsection 2(e), unless, in any such case, prior to such Sale:

                           (i) Such Stockholder shall have given to Natco and to each Principal Stockholder that then holds Common Stock written notice (a "Sale Notice") of such Stockholder's intention to effect the Sale. The Sale Notice shall include (x) the number of shares of Common Stock that the Stockholder proposing the Sale desires to sell, (y) the principal terms of the Sale, including the price at which such shares of Common Stock are intended to be sold and such other information with respect to such Sale as Natco or either Principal Stockholder shall reasonably request in writing and (z) an offer to sell to Natco or either Principal Stockholder, on terms and conditions substantially identical to those contained in the Sale Notice, a number of shares of Common Stock determined in accordance with Section 2(e)(ii) hereof.

                           (ii) (A) Natco shall first have the right to purchase any number of shares of Common Stock up to the aggregate number of such shares of Common Stock that the selling Stockholder intends to sell in the Sale, and Natco shall promptly, but in any event within 10 days after receipt of the Sale Notice, advise the Selling Stockholder and each Principal Stockholder in writing of its determination in that regard.

                                (B) Each Principal Stockholder shall then have the right to purchase a number of shares of Common Stock included in the Sale equal to (x) the total number of shares of Common Stock included in the Sale less (y) the number of shares of Common Stock purchased by Natco pursuant to clause (A) above which result shall be
         (z) multiplied by a fraction, the numerator of which is the aggregate number of shares of Common Stock then held by such Principal Stockholder and the denominator of which is the aggregate number of shares of Common Stock then held by the Principal Stockholders who accept the offer made in the Sale Notice. If either Principal Stockholder under this clause (B) elects to purchase fewer than the maximum number of shares of Common Stock to which such Principal Stockholder is entitled pursuant to the preceding sentence, the other Principal Stockholder shall then be entitled to purchase the remaining number of shares of Common Stock (the "Overallotment Shares") to be included in the Sale. Each Principal Stockholder shall advise the other, if any, in writing promptly, but in any event within 15 days after receipt of the Sale Notice, as to any Overallotment Shares available to the other for purchase.

                           (iii) Within 20 days after receiving the Sale Notice, each Principal Stockholder desiring to accept the offer made therein shall so notify the selling Stockholder in writing, specifying the maximum number of shares of Common Stock that such Principal Stockholder wishes to purchase. If Natco or either Principal Stockholder does not, within the appropriate time period specified in subsection (e)(ii) or (e)(iii), so signify its intention to participate in the Sale, Natco or such Principal Stockholder as the case may be shall be deemed to have waived all of its rights under this Section 2(e) with respect to such Sale. If the aggregate of the number of shares of Common Stock that Natco and the Principal Stockholders have agreed to purchase pursuant to the allocation provisions of paragraph
         (ii) of this Section 2(e) shall be less than the number of shares of Common Stock included in the Sale Notice, Natco and the Principal Stockholders shall be deemed to have waived their rights under this
         Section 2(e) with respect to such Sale. If Natco and each Principal Stockholder waive their rights with respect to such Sale, the selling Stockholder shall thereafter be free, for a period of 90 days, to consummate such Sale for the number of shares of Common Stock set forth in the Sale Notice at a price not less than the price set forth in the Sale Notice and on terms otherwise no more favorable to the purchasers than as set forth therein.

                           (iv) Anything to the contrary herein notwithstanding, the provisions of this subsection (e) shall not apply to a Sale to Natco or another Stockholder, a Public Sale or a Sale to a Purchaser pursuant to subsection 2(f) herein. In addition, the provisions of this subsection (e) shall not apply to (A), subject to compliance with the provisions of subsection 2(d) herein, a Sale by any Stockholder to any Affiliate of such Stockholder or (B), subject to compliance with the provisions of subsection 2(c) herein, to a distribution, whether in liquidation or otherwise, by Cap I or Cap II to the limited and general partners thereof or (C), subject to compliance with the provisions of subsection 2(d) herein, in the case of a Stockholder who is an individual, to any transfer by operation of law, by death pursuant to a will or the laws of descent and distribution, by transfer to a member of the immediate family of such Stockholder or a trust for the benefit of any such family member or by transfer to a commercial bank or other lending institution in accordance with the terms of a bona fide pledge (including without limitation a pledge of Common Stock by Winokur (as such term is defined in the Capricorn Registration Rights Agreement) contemplated by Section 4 of the Capricorn Registration Rights Agreement) or (D), subject to compliance with the provisions of subsection 2(d) herein, in the case of a Stockholder that is a legal entity, by such entity to a successor of such entity or to the purchaser of all or substantially all of that entity's assets, each of which exceptions described in clauses (C) and (D) shall be permitted if the transferor or transferee shall give notice of such assignment, together with such information as may be reasonably necessary to evidence qualification of the transferee to be an assignee thereof, to Natco.

                  (f) Rights to Compel Sale or to Offer Opportunity to Sell; Drag-Along Rights; Tag-Along Rights. If a Principal Stockholder owning at least 10% of the outstanding Common

Stock (the "Selling Principal Stockholder") proposes to effect a Sale of all shares of Common Stock held by it to a third party that is not an Affiliate or Associate of Natco or either Principal Stockholder (the "Purchaser") for cash, cash equivalents or readily marketable securities (the "Purchase Offer"), such Selling Principal Stockholder shall consult with the other Principal Stockholder, if any, and, after any such consultation, either (x), if the other Principal Stockholder, if any, has agreed to sell all its shares of Common Stock to the Purchaser on the same terms and conditions, require each and every other Stockholder to sell or (y), if the other Principal Stockholder, if any, has not agreed to sell all its shares of Common Stock to the Purchaser on the same terms and conditions, offer each and every other Stockholder, including the other Principal Stockholder, if any, the opportunity to sell, any and all shares of Common Stock held by such Stockholders to the Purchaser, in each case, for the same consideration per share and otherwise on the same terms and conditions upon which the Selling Principal Stockholder proposes to sell its shares. If, at the time a Selling Principal Stockholder proposes to effect a Sale pursuant to this subsection (f), there is no other Principal Stockholder, the Selling Principal Stockholder may, at its option, proceed in accordance with clause (x) or (y) of this subsection (f).

                           (i) Exercise of Right. The Selling Principal
         Stockholder shall cause the Purchase Offer to be reduced to writing and shall provide a written notice (the "Drag-Along Notice") in which it complies with the provisions of clauses (x) or (y) of this subsection
         (f) to each other Stockholder, including the other Principal Stockholder, if any (the other Stockholders, excluding the other Principal Stockholder, if any, being herein called the "Remaining Stockholders"). The Drag-Along Notice shall include information concerning the nature and amount of the consideration per share to be paid by the Purchaser and the other terms and conditions of the Purchase Offer. Any Sale pursuant to clause (x) of this subsection 2(f) shall entail all the outstanding shares of Common Stock owned by the Selling Principal Stockholder and the other Principal Stockholder, if any, and the Remaining Stockholders, but any Sale pursuant to clause
         (y) of this subsection 2(f) shall entail only those shares of Common Stock owned by the Selling Principal Stockholder and those owned by the Remaining Stockholders and the other Principal Stockholder, if any, to the extent that such Remaining Stockholders and the other Principal Stockholder, if any, have elected to participate in such Sale. No later than five business days before the closing date of the Sale set forth in either the Drag-Along Notice or in a subsequent notice from the Selling Principal Stockholder, each other Stockholder participating in the Sale pursuant to the provisions of clause (x) or (y) of this subsection (f) (a "Participating Stockholder") shall deliver to a representative of the Selling Principal Stockholder designated in the Drag-Along Notice or such subsequent notice certificates representing all the shares of Common Stock held by such Participating Stockholder to be sold in such Sale, duly endorsed in blank for transfer, with signatures guaranteed, together with all other documents required to be executed in connection with such Purchase Offer or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such shares of Common Stock pursuant to this subsection (f) at the closing of such Sale against delivery to such Participating Stockholder of the consideration therefor. If any Participating Stockholder shall fail to deliver such certificates to the Selling Principal Stockholder, Natco shall cause its books and records to show that such shares of Common Stock are bound by the provisions of this subsection (f) and that such shares of Common Stock shall be transferred only to the Purchaser upon surrender thereof for transfer by the Participating Stockholder.

                           (ii) Return of Stock. If, for any reason the Selling Principal Stockholder determines that it cannot complete the sale of all the shares of Common Stock, the Selling Principal Stockholder shall return to each Participating Stockholder all certificates representing shares of Common Stock that such Participating Stockholder delivered for sale pursuant hereto, together with all other documents delivered pursuant hereto by such Participating Stockholder, and all the restrictions on sale or other disposition contained in this Agreement with respect to such shares of Common Stock shall continue in effect.

                           (iii) Remittance of Consideration. At the closing of the sale of all shares of Common Stock pursuant to this subsection 2(f), the consideration with respect to the shares of Common Stock of any Participating Stockholders sold pursuant hereto shall be paid directly to each such Participating Stockholder pursuant to written instructions of such Participating Stockholder. The Selling Principal Stockholder shall furnish such other evidence of the completion and time of completion of such Sale and the terms thereof as may be reasonably requested by such Participating Stockholders.

                           (iv) No Liability. Notwithstanding anything contained in this subsection 2(f), there shall be no liability on the part of the Selling Principal Stockholder to any Participating Stockholder if the Sale of shares of Common Stock pursuant to this subsection 2(f) is not consummated for whatever reason and, in such circumstances, the Selling Principal Stockholder's only obligation shall be to return the shares of Common Stock and other documents to the Participating Stockholders as contemplated by clause (ii) of this subsection 2(f). Whether to effect a sale of shares of Common Stock pursuant to this subsection 2(f) shall be in the sole and absolute discretion of the Selling Principal Stockholder.

                           (v) Costs. All costs and expenses incurred by any seller in connection with a Sale pursuant to this subsection 2(f), including without limitation all attorneys' fees, costs and disbursements and any finders' fees or brokerage commissions, shall be allocated pro rata among the sellers, with each bearing that portion of such costs and expenses equal to a fraction, the numerator of which shall be the amount of the gross proceeds received by such seller from such Sale, and the denominator of which shall be the total amount of the gross proceeds received by all sellers from such Sale.

                  (g) Inapplicability and Termination of Certain Provisions. The provisions contained in subsections (c), (d), (e) and (f) of this Section 2, including without limitation all restrictions on the ability of any Stockholder to effect a Sale as set forth in subsection (d) or (e) of this Section 2, shall be inapplicable to the sale of Class A Common Stock or Common Stock by Natco and any Stockholder in the initial public offering thereof and shall terminate and be of no further force or effect at such time as Natco is required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act.

         3. Related Party Transactions. So long as either Principal Stockholder continues to own more than 10% of the outstanding Common Stock and except as contemplated hereby or as the other Stockholders shall consent thereto in writing, such Principal Stockholder shall not engage in any financial transaction with Natco unless each other Stockholder has been offered the right to participate in such transaction proportionately in accordance with such Stockholder's ownership of Common Stock; provided, however, that this Section 3 shall not apply to the conversion of the Promissory Note (as such term is defined in that certain Investment Agreement dated as of November 17, 1998 between Natco and Capricorn Investors II, L.P.).

         4.       Specific Performance.

                  The parties hereto each acknowledge and agree that, in the event of any breach of this Agreement, each non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that such parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the United States District Court for the Southern District of New York, or, in the event such court would not have jurisdiction for such action, in any court of the United States or any state having subject matter jurisdiction. The parties hereto each consent to personal jurisdiction in any such action brought in the United States District Court for the Southern District of New York.

         5.       Entire Agreement; Amendments.

                  This Agreement supercedes all prior agreements and understandings among the parties with respect to its subject matter, including without limitation that certain Stockholders' Agreement dated as of June 30, 1997 among Cummings Point Industries, Inc., a Delaware corporation (now NATCO Group, Inc.), Cap I and Cap II which is hereby terminated and rendered of no further force or effect. This Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein or therein. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         6.       Interpretation.

                  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever reference is made herein to specific numbers of shares of stock (as opposed to percentages, proportions and like ratable computations) such numbers shall, in the event of any stock split, stock dividend, reclassification or similar event, be appropriately adjusted to reflect the impact of such event upon such number of shares.

         7.       Notice.

                  All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile copy, receipt of which has been acknowledged, addressed as follows:

                  To Natco:          NATCO Group Inc.
                                     Brookhollow Central III
                                     2950 North Loop West
                                     Houston, Texas 77092
                                     Attention:  Nathaniel A. Gregory
                                                 Chairman of the Board and
                                                 Chief Executive Officer
                                     Telecopy No.:  713/683-7841

                  To Cap I:          Capricorn Investors, L.P.
                                     c/o Winokur Holdings, Inc.
                                     30 East Elm Street
                                     Greenwich, Connecticut 06830
                                     Attention:  Herbert S. Winokur, Jr.
                                                 President
                                     Telecopy No.:  203/861-6671

                  To Cap II:         Capricorn Investors II, L.P.
                                     c/o Capricorn Holdings, LLC
                                     30 East Elm Street
                                     Greenwich, Connecticut 06830
                                     Attention:  Herbert S. Winokur, Jr.
                                                 Manager
                                     Telecopy No.:  203/861-6671

                  To the Designated  c/o George K. Hickox, Jr.
                      Stockholders:  Heller, Hickox, Dimeling, Schreiber & Park
                                     1629 Locust Street
                                     Philadelphia, Pennsylvania 19103
                                     Telecopier No.:  215/546-1041

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications hereunder shall be effective when actually received by the addressee.

         8.       Termination.

                  This Agreement shall terminate in its entirety on the earlier of the tenth anniversary of the date hereof and the date on which less than fifty percent (50%) of the outstanding Common Stock shall be held of record, in the aggregate, by Cap I, Cap II, each Person who is as of the date of this Agreement or prior to the liquidation and dissolution, if any, of Cap I or Cap II, was a general or limited partner of Cap I and Cap II, the Designated Stockholders, Nathaniel
A. Gregory and their affiliates.

         9.       Governing Law.

                  This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof which might refer such interpretation to the laws of a different state or jurisdiction.

         10.      Counterparts.

                  This Agreement may be executed simultaneously in one or more counterparts, any of which may have been transmitted and received by facsimile transmission and each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.



             (The remainder of this page intentionally left blank.)

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.


                                     NATCO GROUP INC.

                                     By:   /s/ NATHANIEL A. GREGORY
                                        ---------------------------------------
                                     Name:  Nathaniel A. Gregory
                                          -------------------------------------
                                     Title:  Chairman of the Board and Chief
                                           ------------------------------------
                                             Executive Officer
                                           ------------------------------------

                                     CAPRICORN INVESTORS, L.P.

                                     By:      Capricorn Holdings, G.P.,
                                              its general partner

                                     By:      Winokur Holdings, Inc.,
                                              its general partner

                                     By:      /s/ HERBERT S. WINOKUR, JR.
                                              ---------------------------------
                                              Herbert S. Winokur, Jr.
                                              President

                                     CAPRICORN INVESTORS II, L.P.

                                     By:      Capricorn Holdings, LLC,
                                              its general partner

                                     By:      /s/ HERBERT S. WINOKUR, JR.
                                              ---------------------------------
                                              Herbert S. Winokur, Jr.
                                              Manager

                                     DESIGNATED STOCKHOLDERS

                                     /s/ WILLIAM R. DIMELING
                                     ------------------------------------------
                                     William R. Dimeling

                                     /s/ ROBERT J. HAMAKER
                                     ------------------------------------------
                                     Robert J. Hamaker

                                     /s/ DOUGLAS P. HELLER
                                     ------------------------------------------
                                     Douglas P. Heller

                                     /s/ GEORGE K. HICKOX, JR.
                                     ------------------------------------------
                                     George K. Hickox, Jr.

                                     /s/ RALPH M. KELLY
                                     ------------------------------------------
                                     Ralph M. Kelly

                                     /s/ STEVEN G. PARK
                                     ------------------------------------------
                                     Steven G. Park

                                     /s/ RICHARD R. SCHREIBER
                                     ------------------------------------------
                                     Richard R. Schreiber

                                     /s/ JOHN C. TUTEN, JR.
                                     ------------------------------------------
                                     John C. Tuten, Jr.


                                     THE 1998 TRUST FOR JODY SMITH HAMAKER


                                     By: /s/ JODY SMITH HAMAKER
                                        ---------------------------------------
                                     Name:  Jody Smith Hamaker
                                     Title:  Trustee


                                     BOCP II, L.L.C.


                                     By: /s/ EARLE J. BENSING
                                        ---------------------------------------
                                     Name:  Earle J. Bensing
                                     Title:    Authorized Signer